SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)

 COMMON STOCK-WESTWOOD HLDGS GROUP

          GABELLI ASSET MANAGEMENT INC.
                       2/11/05           88,000            18.9500
                       1/06/05            7,500            19.7500
                       1/03/05              300            19.6500
                      12/31/04            2,800            19.7500
                      12/30/04            5,500            19.7427

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.